Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Home Solutions of America, Inc. (the "Company") on Form S-8 of our report dated March 18, 2005, on our audit of the consolidated financial statements of the Company as of December 31, 2004, and for the two years then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ CORBIN & COMPANY, LLP

Corbin & Company, LLP
Irvine, California
July 20, 2005